UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                   )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Octagon Floating Rate & Alternative Income Term Trust

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 20, 2023

Dear Fellow XFLT Shareholder,

Please take a moment to cast your proxy vote ahead of the adjourned meeting scheduled for January 24, 2024. Our records indicate that we have not received your voting instructions. Voting will only take a couple minutes of your time and doing so will mean that we will not need to follow up with you again on this matter. Your proxy vote is very important.

As discussed in the proxy statement, the reason for the Special Meeting is to ask shareholders to approve a new investment sub-advisory agreement among the Trust, XA Investments LLC and Octagon Credit Investors, LLC and to approve an amendment to the Trust’s Agreement and Declaration of Trust to cause the Trust to become a perpetual fund by eliminating the requirement that it terminate operations on or about December 31, 2029, unless extended as permitted by the Declaration of Trust.

The Board of Trustees of the Trust unanimously approved the Proposals and recommends that you vote FOR the Proposals. A summary of the Board’s considerations and other important details are included in the Proxy Statement, which can be found at https://vote.proxyonline.com/XAI/docs/proxy2023.pdf

If you have any proxy-related questions or would like to cast your vote by phone, call (800) 431-9645 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. You may also email votemyproxy@equiniti.com with any questions and a representative from the Trust’s proxy solicitor, EQ Fund Solutions, will contact you to answer your questions.

We very much appreciate your attention to this matter.

Best regards,

Kimberly Flynn

Vice President, XAI Octagon Floating Rate & Alternative Income Term Trust

Managing Director, XA Investments LLC

Please see below or review the enclosed proxy form for convenient options to vote:

1.	Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 431-9645. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you for your consideration and your vote!

December 20, 2023

Dear Fellow XFLT Shareholder,

Please take a moment to cast your proxy vote ahead of the adjourned meeting scheduled for January 24, 2024. Our records indicate that we have not received your voting instructions. Voting will only take a couple minutes of your time and doing so will mean that we will not need to follow up with you again on this matter. Your proxy vote is very important.

As discussed in the proxy statement, the reason for the Special Meeting is to ask shareholders to approve a new investment sub-advisory agreement among the Trust, XA Investments LLC and Octagon Credit Investors, LLC and to approve an amendment to the Trust’s Agreement and Declaration of Trust to cause the Trust to become a perpetual fund by eliminating the requirement that it terminate operations on or about December 31, 2029, unless extended as permitted by the Declaration of Trust.

The Board of Trustees of the Trust unanimously approved the Proposals and recommends that you vote FOR the Proposals. A summary of the Board’s considerations and other important details are included in the Proxy Statement, which can be found at https://vote.proxyonline.com/XAI/docs/proxy2023.pdf

If you have any proxy-related questions or would like to cast your vote by phone, call (800) 431-9645 ext 12 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. You may also email votemyproxy@equiniti.com with any questions and a representative from the Trust’s proxy solicitor, EQ Fund Solutions, will contact you to answer your questions.

We very much appreciate your attention to this matter.

Best regards,

Kimberly Flynn

Vice President, XAI Octagon Floating Rate & Alternative Income Term Trust

Managing Director, XA Investments LLC

Please see below or review the enclosed proxy form for convenient options to vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you for your consideration and your vote!